Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of TFS Financial Corporation (the “Company”) was held on Thursday, February 25, 2021 via live webcast. For more information on the following proposals, see the Company's proxy statement dated January 14, 2021, the relevant portions of which are incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspectors of Elections, disclosed the following tabulation of votes:

The stockholders elected the four nominees for director, each to hold office for a three-year term and until his or her successor has been duly elected and appointed as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Barbara J. Anderson	265,140,634	453,756	475,434	8,810,688
Anthony J. Asher	264,350,313	1,367,847	351,664	8,810,688
Ben S. Stefanski III	254,965,431	11,011,514	92,879	8,810,688
Meredith S. Weil	254,916,689	10,993,947	159,188	8,810,688

The stockholders conducted an advisory vote on the compensation of our named executive officers, and voted as follows:

For	Against	Abstain	Broker Non-Votes
259,037,335	6,354,892	677,597	8,810,688

The stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent accountant for the Company's fiscal year ending September 30, 2021, and voted as follows:

For	Against	Abstain	Broker Non-Votes
274,174,091	388,219	318,202	—

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

February 25, 2021	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Financial Officer